U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                               FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

Date of Report (Date of earliest event reported):  Oct. 13, 2000

                  Commission File No.   0-22524

                  REAL GOODS TRADING CORPORATION
(Exact name of small business issuer as specified in its charter)

     California                             68-0227324
(State or other jurisdiction of          (IRS Employer
incorporation or organization)            Identification Number)

3440 Airway Drive, Santa Rosa  California              95403
(Address of principal executive offices)            (Zip Code)

Issuer's telephone number, including area code:    (707) 542-2600


Item 5. Other Events.

On October 13, 2000, the Registrant entered into a Merger Agreement (the "Merger agreement") with Gaiam, Inc.("Gaiam") pursuant to which Gaiam will acquire 100% of the Registrant's issued and outstanding common stock, without par value ("Registrant's Common Stock") by means of a stock-for-stock merger of a wholly-owned subsidiary to be formed by Gaiam (the "Gaiam Subsidiary") with and into Registrant, with Registrant becoming a wholly-owned subsidiary of Gaiam after the merger (the "Merger"). As contemplated by the Merger Agreement, each share of Registrant's Common Stock outstanding immediately prior to the effective time of the Merger will be converted into and represent the right to receive, and will be exchangeable for, 0.10 of a share of common stock of Gaiam. In addition, shareholders of Registrant's Common Stock will receive $1.00 in gift certificates for Gaiam products for each share of Registrant's Common Stock owned up to a maximum of $100.00 per shareholder.

The closing of the Merger is subject to certain conditions, including regulatory approval and the approval by the Registrant's stockholders. Closing is anticipated to occur in the first quarter of calendar year 2001. Copies of the Merger Agreement and the Registrant's press release, dated October 16 2000, are attached as Exhibits hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

(c) Exhibits

Exhibit No.         Description
--------------      --------------

1.  Merger Agreement by and between Gaiam, Inc. and Real Goods
Trading Corporation dated as of October 13, 2000.

2  Press Release of Real Goods Trading Corporation dated October
16, 2000.



                           SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  REAL GOODS TRADING CORPORATION
                                             (Registrant)


Date:  October 13, 2000           By:  [S]JOHN SCHAEFFER
                                          John Schaeffer
                                          Chief Executive Officer